EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of September 11, 1998 between Individual Investor Group, Inc., a Delaware corporation with offices at 1633 Broadway, New York, New York 10019 ("Company"), and Brette Popper, residing at 522 West End Avenue, Apartment 15A, New York, New York 10024 ("Executive").

                              W I T N E S S E T H:

     WHEREAS, Company desires to employ the Executive and Executive desires to be employed by Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Employment and Duties. (a) Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company and to serve as the President and Chief Operating Officer of the Company. The Executive's shall supervise the day-to-day operation of the Company's business and shall have such other executive duties and responsibilities consistent with that position and assigned to Executive by the Chairman and Chief Executive Officer of the Company from time to time. Executive shall be subordinate to the Chief Executive Officer of the Company and shall report to the Chief Executive Officer. Executive shall use Executive's best efforts to promote the interests of the Company and devote Executive's full business time, attention and skill to the business and affairs of the Company.

          (b) The Chief Executive Officer of the Company will assess Executive's performance and contribution to achieving the business goals of the Company as established from time to time by the Board of Directors and, as a result of such assessment, after completion of one year of employment hereunder, will consider and recommend to the Board of Directors whether Executive should be nominated to become a member thereof.

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     2.  Term of  Employment.  The  term  of  Executive's  employment  hereunder
("Term") shall commence on September 14, 1998 (the "Effective Date") and shall continue until December 31, 1999 unless terminated earlier as hereinafter provided in this Agreement, or unless extended by mutual agreement of the Company and Executive. Pending any negotiations for renewal of this Agreement beyond the Term, if Executive continues to be employed by the Company, her compensation hereunder shall be continued while she remains employed.

     3. Compensation.

          (a) Salary. In consideration for all the services to be performed under this Agreement, the Company shall pay Executive a base salary, in equal installments no less frequently than semi-monthly, at the rate of $225,000 per year during the Term.

          (b) Bonuses. The Company will pay Executive a bonus equal to Executive's base salary in respect of the first fiscal year during the Term of this Agreement for which the Company reports a pre-tax income of $1.00 or greater, after deduction for the bonuses payable to employees (other than the Chairman and Chief Executive Officer) with respect to such fiscal year, including the bonus to Executive provided herein. The bonus will be determined by reference to the audited, consolidated financial statements of the Company, prepared in accordance with generally accepted accounting principles, consistently applied. The bonus will be paid not later than the filing date of the Form 10-K for the fiscal year in which the bonus is earned. The bonus will be deemed earned and payable as of the last day of the fiscal year provided Executive is employed by the Company as of such date, even if Executive is not employed by the Company after that date. The Executive and the Company shall mutually determine the amounts of bonuses to be paid to Executive in subsequent fiscal years and the performance targets upon which such bonuses will be paid.

          (c) Expenses. The Company shall reimburse Executive for all reasonable and necessary expenses incurred in the execution of Executive's duties hereunder upon Executive's submission to the Company of invoices, receipts and other documentation evidencing such expenses in accordance with the Company's policies and procedures.

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          (d)  Vacation.  Executive  shall  be  entitled  to four  weeks of paid vacation per annum during the Term. Such vacation may be taken by Executive at such times as generally do not interfere with the business of the Company and as approved by the Company's Chief Executive Officer. Annual vacation time shall not cumulate from year to year.

          (e) Other Executive Benefits. Executive shall be entitled to participate, on the same basis and subject to the same qualifications as other employees of the Company, in any medical or disability insurance, sick leave, holiday, pension-401(K) and other related benefit plans and policies in effect with respect to senior management personnel of Company.

          (f) Stock Options. On the Effective Date the Company will enter into a stock option agreement in the form of the agreement attached hereto as Exhibit A pursuant to which Executive will have the right to purchase up to 250,000 shares of Common Stock exercisable at a price equal to the last sale price of a share of Common Stock on the trading day immediately preceding the Effective Date.

     4. Travel. Executive shall undertake all reasonable travel required by Company in connection with the performance of Executive's duties hereunder.

     5. Non-Competition; Protection of Confidential Information; Intellectual Property; and Corporate Opportunities .

          (a) Executive agrees that Executive's services hereunder are of a special, unique and extraordinary character, and that Executive's position with the Company places her in a position of confidence and trust. Executive further acknowledges that in the course of rendering services to the Company, Executive will obtain knowledge of confidential information and trade secrets of the Company. Accordingly, Executive agrees that during the Term and for a one (1) year period thereafter, Executive shall not directly or indirectly:

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               (i) in any geographic area where the Company  conducts  business, engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender, or in any other manner or capacity), any publishing business which is, or as a result of Executive's engagement
          or  participation   would  become,   competitive  with  the  financial
          publishing business in which the Company is engaged at that time,

               (ii) deal, directly or indirectly, in any manner with any customers doing business with the Company (except in connection with the performance of the duties and obligations of Executive during the Term of Employment) in soliciting business for an entity which publishes any publication substantially similar to the publications published by the Company,

               (iii) solicit, directly or indirectly, any officer, director, employee, or agent of the Company to become an officer, director, employee, or agent of Employee or anyone else,

               (iv) engage or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by it, o

               (v) disparage the reputation of the Company or its publications.

     Ownership, in the aggregate, of less than 1% of the outstanding shares of capital stock of any corporation with revenues in excess of $100,000,000 and one or more classes of its capital stock listed on a national securities exchange or publicly-traded in the over-the-counter market shall not constitute a violation of the foregoing provision. In addition, the Company agrees that Executive's role as a shareholder, officer and/or director of Swaps Monitor Publications, Inc. (a publisher of financial information whose focus is other than providing investment information tailored to the individual investor) is not and shall not be considered to be in violation of any provision of this Section 5(a).

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          (b) Executive  also agrees that either during the Term or at any other time thereafter, Executive shall not divulge, furnish, or make accessible to anyone (other than in the regular course of business of the Company) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices, ideas, or other know-how, whether intellectual property or not, with respect to any confidential or secret engineering, development, or research work or with respect to any other confidential or secret aspects of the
     Company's  business   (including,   without  limitation,   customer  lists,
     subscription   lists,   supplier  lists,  and  pricing   arrangements  with
     customers, subscribers, advertisers or suppliers). Executive further agrees that during the Term or at any other time thereafter, Executive shall not make use of, nor permit to be used, any confidential notes, memoranda, specifications, programs, data, information or other materials of any nature whether oral or written relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the
     Company  and  that   immediately   upon  the   termination  of  Executive's
     employment, Executive shall deliver any or all copies of the foregoing to the Company.

          (c) During the Term, Executive shall disclose to the Company all ideas, marketing concepts, slogans, advertising campaigns, characters, proposals and plans invented or developed by Executive which relate directly or indirectly to the business of the Company or arise out of Executive's employment with the Company or the use of the Company's property or resources including, without limitation, any ideas, proposals and plans which may be copyrighted, trademarked, patented or otherwise protected (collectively, "Intellectual Property"). Executive agrees that all such Intellectual Property are and will be the property of the Company. Executive expressly understands and agrees that any and all Intellectual Property constitute a "work for hire" under the U.S. Copyright Law. In the

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     event any  Intellectual  Property  is not  regarded  as a "work for  hire,"
     Executive hereby assigns to the Company the sole and exclusive right to Intellectual Property. Executive agrees that Executive will promptly disclose to the Company any and all Intellectual Property, and that, upon request of the Company, Executive will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in the Intellectual Property. Upon disclosure of any Intellectual Property to the Company, during the Term and at any time thereafter, Executive will, at the request and expense of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require: (i) to apply for, obtain and vest in the
     name  of  the  Company  alone  (unless  the  Company   otherwise   directs)
     trademarks, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such trademarks, copyrights, patents or other analogous protection. In the event the Company does not, within five (5) days, execute and deliver such documents reasonably necessary to vest in the Company all right, title and interest in such Intellectual Property, Executive hereby irrevocably designates and appoints the Company and its
     duly   authorized   officers   and   agents   as   Executive's   agent  and
     attorney-in-fact, to act for and in Executive's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of trademarks, copyright or this analogous protection thereon with the same legal force and effect as if executed by Employee. The obligations of this Section 5(c) shall continue after the termination of Executive's employment with respect to such Intellectual Property conceived of or developed by Executive while employed by the Company. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or this costs incurred by Executive for any assistance rendered to the Company pursuant to this paragraph.

          (d) If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5(a), (b) or (c), the Company shall have the right and remedy:

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               (i)  to  have  the  provisions  of  this  Agreement  specifically
          enforced  by  any  court   having   equity   jurisdiction,   it  being
          acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique, and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

               (ii) to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or this benefits (collectively "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the provisions of Sections 5(a), (b) or (c) and Executive hereby agrees to account for and pay over such Benefits to the Company.

     Each of the rights and remedies enumerated in this Section 5(d) shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity. If any provision of Sections 5(a), (b) or (c) is held to be unenforceable because of the scope, duration, or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

     6. Executive's Representations. Executive represents and warrants that:

               (a) Executive has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Executive from performing Executive's duties and obligations hereunder; and

               (b) Executive is currently in good health and to the best of Executive's knowledge, Executive is not subject to any undisclosed medical condition which might have a material effect on Executive's ability to perform satisfactorily Executive's services hereunder.

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     7. Death of Executive.  In the event of Executive's  death during the Term, this Agreement shall terminate as of the date of death, and the Company shall no longer be under any obligation to Executive or her legal representatives pursuant to this Agreement except for (i) any base salary accrued and unpaid,
(ii)  any  earned  but  unpaid  bonus  and  (iii) any   expenses   incurred  but
unreimbursed under Section 3(c) hereof, to the date of death.

     8. Disability. If, during the Term, Executive shall be unable to perform the duties required of her pursuant to this Agreement due to any "disability" (as hereinafter defined), the Company shall have the right to terminate Executive's employment hereunder by giving not less than 14 days' prior written notice to Employee, at the end of which 14-day period Executive's employment hereunder shall be terminated and the Company shall no longer be under any obligation to the Executive or her legal representatives pursuant to this Agreement except for (i) any base salary accrued and unpaid, (ii) any earned but unpaid bonus and (iii) any expenses incurred but unreimbursed under Section 3(c) hereof, to the date of termination. As used in this Agreement, the term "disability" shall mean the earlier to occur of either of the following events:
(i) the determination by a physician selected by the Company, duly licensed in New York with a medical specialty appropriate for such determination (which determination shall be binding and conclusive for the purpose of this Section
8), that the Executive is either physically or mentally, permanently disabled or incapacitated or otherwise so disabled or incapacitated that she will be unable to perform her obligations to, or duties for, the Company pursuant to this Agreement for ninety (90) consecutive days or a period in excess of one hundred fifty (150) days out of any period of three hundred sixty (360) consecutive days, or (ii) the Employee, because of physical or mental disability or incapacity, was unable to perform her obligations to, or duties for, the Company pursuant to this Agreement on a full-time basis for ninety (90) consecutive days or a period in excess of one hundred fifty (150) days out of any period of three hundred sixty (360) consecutive days. The failure of the Executive to submit to an examination of a physician under this Section 8 shall automatically result in a determination of disability hereunder.

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     9. Termination.

          (a) In addition to Sections 7 and 8 herein, Executive's employment hereunder may be terminated at any time by the Company upon the happening of any one or more of the following occurrences (hereinafter referred to as "termination for cause"):

               (i) The willful or continued failure of Executive to perform her obligations under this Agreement, or the material breach of any other provision of this Agreement by Executive, after her receipt of written notice from the Company of such failure and a reasonable opportunity to cure (not to exceed 10 days) has been given to the Executive;

               (ii) The indictment of Executive for any crime which constitutes a felony in the jurisdiction involved or any conviction of, or plea of guilty or nolo contendere to, any crime involving moral turpitude or which tends to bring to the Company into disrepute;

               (iii)    Executive's    commission   of   any   act   of   fraud,
          misappropriation,   embezzlement  or  similar  willful  and  malicious
          conduct against the Company; or

               (iv)  Executive's  commission  of an act or  failure  to act that
          involves  willful  misconduct,   bad  faith  or  gross  negligence  of
          Employee.

          (b) Upon the  termination of the  Executive's  employment  pursuant to
     Section 9(a), the Company shall have no further obligations to the Executive hereunder.

          (c) If the Company shall terminate Executive's employment other than pursuant to Sections 7, 8 or 9 (a), the Company shall pay Executive, within thirty (30) days of termination, severance pay equal to the lesser of six month's base salary or the salary remaining to be paid through the end of the Term (as if there had been no termination), and the Company shall have no further obligations to Executive hereunder except for (i) any salary accrued and unpaid, (ii) any earned but unpaid bonus and (iii) any expenses incurred but unreimbursed under Section 3(c) thereof, to the date of termination.

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     10. Policy on Insider Trading. Executive agrees to abide by the compliance policies of the Company relating to buying and selling securities of the Company and of companies which are the subject of articles in the Company's publications or of the Company's investment-related products, as such policy exists from time to time. Executive shall sign all such acknowledgments of the compliance policies as may be requested from time to time and cooperate fully with the Company and its agents in the implementation of the compliance policies.

     11. Assignment. This Agreement is a personal contract and Executive may not sell, transfer or assign her rights, interests and obligations hereunder. Any assignment by the Executive contrary to this paragraph shall be null and void of no force and effect. The rights and obligations of Company hereunder shall be binding upon and run in favor of the successors and assigns of Company.

     12. Entire Understanding; Governing Law. This Agreement and the Option Agreement referred to in Section 3(f) represents the entire agreement and understanding between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings. This Agreement shall be governed by, and construed in accordance with, the internal laws of New York without regard to principles of conflicts of law.

     13. Modification; Waiver. This Agreement may not be amended, modified or amended, nor may any term or provision be waived unless such modification, amendment or waiver is in writing and signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

     14. Headings. Section headings contained in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

     15. Severability. If any provision or if any part of any provision of this Agreement is found to be unenforceable, illegal or contrary to public policy by a court of competent jurisdiction, the parties agree that this Agreement shall

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remain in full force and effect  except for such  provision  or part of any such provision held to be unenforceable.

     16. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed given upon delivery if delivered in person or by overnight courier (e.g. Federal Express), or on the third business day following deposit in the United States mail, if sent by registered or certified mail, return receipt requested, addressed to the address of the party to receive notice set forth herein, or to such this address as a party shall designate by notice in writing given to the this party in accordance with the terms hereof, except that notices regarding changes in address shall be effective only upon receipt.

     IN WITNESS WHEREOF, Company and Executive has signed this Agreement as of the day and year first above written.

                                        INDIVIDUAL INVESTOR GROUP, INC.



                                        By:/s/Jonathan Steinberg
                                        Jonathan L. Steinberg
                                        Chairman and Chief Executive Officer


                                        /s/Brette Popper
                                        Brette Popper

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